Exhibit 99.2

Digital Realty Commences Offering of Euro-Denominated Green Bonds

San Francisco, CA – January 11, 2019 – Digital Realty (the “Company”) (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today that Digital Euro Finco, LLC, a wholly owned indirect finance subsidiary of the Company’s operating partnership, Digital Realty Trust, L.P. (the “Operating Partnership”), has commenced an offering of Euro-denominated green bonds (the “Euro Notes”). The Euro Notes will be senior unsecured obligations of Digital Euro Finco, LLC and will be fully and unconditionally guaranteed by the Company and the Operating Partnership.

The Company intends to allocate an amount equal to the net proceeds from the offering of the Euro Notes to finance or refinance, in whole or in part, certain green building, energy and resource efficiency and renewable energy projects (collectively, “Eligible Green Projects”), including the development and redevelopment of such projects. Pending the allocation of an amount equal to the net proceeds of the Euro Notes to Eligible Green Projects, all or a portion of an amount equal to the net proceeds may be used for the payment of outstanding indebtedness or other capital management activities. Such indebtedness to be redeemed or repaid is expected to include the Operating Partnership’s 5.875% Senior Notes due 2020 pursuant to a tender offer for such notes announced separately today, by redemption or otherwise, and may include borrowings under the Operating Partnership’s global credit facilities, as well as other outstanding debt securities.

The Euro Notes will be offered only outside the United States in reliance on Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Euro Notes will not be registered under the Securities Act and will not be offered or sold in the United States or to United States persons (within the meaning of Regulation S under the Securities Act) absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Euro Notes, nor shall there be any offer, solicitation or sale of the Euro Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the timing and consummation of the offering of the Euro Notes and the expected use of the net proceeds. The Company can provide no assurances that it will be able to complete the offering on the anticipated terms, or at all. For a further list and description of such risks and uncertainties, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Reg S Statement

This communication is not an offer to sell or a solicitation of an offer to buy securities (“Securities”) of Digital Realty Trust, Inc. or its subsidiaries. The Securities have not been and will not be registered under the Securities Act, or with any securities regulatory authority of any state or other jurisdiction of the United States. Consequently, the Securities may not be offered, sold, resold, transferred, delivered or distributed, directly or indirectly, into or within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable securities laws of any state or other jurisdiction of the United States. Any offering of the Securities will be conducted pursuant to Regulation S under the Securities Act.

Notice to EEA Retail Investors

The Euro Notes are not intended to be offered, sold or otherwise made available to and, with effect from such date, should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “IMD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Euro Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Euro Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.